EXHIBIT 21

LIST OF SUBSIDIARIES OF THE COMPANY

Australia

Autoliv Australia Proprietary Ltd

Brazil

Autoliv do Brasil Ltda.

Canada

Autoliv Canada, Inc.

Autoliv Electronics Canada, Inc.

VOA Canada, Inc.

China

Autoliv (Beijing) Vehicle Safety Systems Co., Ltd. (51%)

Autoliv (Changchun) Vehicle Safety Systems Co., Ltd.

Autoliv (China) Electronics Co., Ltd.

Autoliv (China) Inflator Co., Ltd.

Autoliv (China) Steering Wheel Co., Ltd.

Autoliv (Guangzhou) Vehicle Safety Systems Co., Ltd.

Autoliv (Nanjing) Vehicle Safety Systems Co., Ltd.

Autoliv (Shanghai) Vehicle Safety Systems Co., Ltd.

Autoliv (Shanghai) Management Co., Ltd.

Autoliv (Shanghai) Vehicle Safety System Technical Center Co., Ltd.

Autoliv Shenda (Tai Cang) Automotive Safety Systems Co., Ltd. (60%)

Autoliv (Jiangsu) Automotive Safety Components Co., Ltd.

Autoliv Asia Management (Shanghai) Co., Ltd.

Estonia

AS Norma

France

Autoliv Electronics SAS

Autoliv France SNC

Autoliv Isodelta SAS

Livbag SAS

N.C.S. Pyrotechnie et Technologies SAS

OEA Europe SARL

Sociéte Franco Suédoise d’Investissement SAS

Germany

Autoliv Beteiligungsgesellschaft mbH

Autoliv BV & Co. KG

Autoliv Sicherheitstechnik GmbH

Hungary

Autoliv Kft.

India

Autoliv India Private Ltd.

Indonesia

P.T. Autoliv Indonesia

Italy

Autoliv Italia S.p.A.

Japan

Autoliv Japan Ltd.

Mexico

Autoliv Mexican Holdings S. de R.L. de C.V.

Autoliv Mexico East S.A. de C.V.

Autoliv Mexico S.A. de C.V.

Autoliv Safety Technology de Mexico S.A. de C.V.

Autoliv Steering Wheels Mexico S. de R.L. de C.V.

The Netherlands

Autoliv ASP B.V.

Autoliv Autosicherheitstechnik B.V.

Van Oerle Alberton B.V.

Philippines

Autoliv Cebu Safety Manufacturing, Inc.

Poland

Autoliv Poland Sp. z o.o.

Romania

Autoliv Romania S.R.L.

Russia

OOO Autoliv

ZAO Norma-Osvar

South Africa

Autoliv Southern Africa (Pty) Ltd

South Korea

Autoliv Corporation

Spain

Autoliv BKI S.A.U.

Autoliv KLE S.A.U.

Autosafety S.L.

Sweden

Autoliv AB

Autoliv Development AB

Autoliv East Europe AB

Autoliv Electronics AB

Autoliv Holding AB

Autoliv Sverige AB

Taiwan

Mei-An Autoliv Co., Ltd. (59%)

Thailand

Autoliv Asia ROH Co., Ltd.

Autoliv Thailand Ltd.

Tunisia

SWT1 SARL

SWT2 SARL

ASW3 SARL

SWTF SARL

Turkey

Autoliv Cankor Otomotiv Emniyet Sistemleri Sanayi Ve Ticaret A.S.

Autoliv Gebze Muhendislik Merkezi Ltd

Autoliv Metal Pres Sanayi Yi Ve Ticaret A.S.

Autoliv Teknoloji Ürünleri Sanayi Ve Ticaret A.S.

United Kingdom

Airbags International Ltd

Autoliv Spring Dynamics Ltd

Autoliv U.K. Holding Ltd

USA

Aerotest Operations, Inc (California)

Autoliv ASP, Inc. (Indiana)

Autoliv Holding, Inc. (Delaware)

Autoliv Safety Technology, Inc (Delaware)

OEA, Inc. (Delaware)

All subsidiaries are wholly owned unless otherwise indicated.

The names of certain subsidiaries, which considered in the aggregate would not constitute a “significant subsidiary” as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.